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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 17, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Dwight Capital Preservation Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
February 23, 2000